Exhibit 10.1

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

THIS PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of August 9, 2011 by and between REGENECA, INC., a Nevada corporation (the “Company,” which term includes the Company’s subsidiaries, affiliated entities, successors and assigns), and SHIRISH PHULGAONKAR (“Employee”). As a term and condition of Employee’s employment with the Company, and as additional consideration therefor and/or for its continuation at the date hereof, as well as for other good and valuable consideration the receipt and sufficiency of which Employee hereby acknowledges, the Company and Employee hereby agree, and Employee hereby represents and warrants, as follows:

1.

Purposes of this Agreement. Employee understands that the Company is engaged in a continuous program of research, development, production and marketing in connection with the Company’s business and that it is critical for the Company to preserve and protect the Company’s Proprietary Information (as defined in this Agreement), the Company’s rights in Inventions (as defined in this Agreement) and all related intellectual property rights of the Company. Accordingly, Employee is entering into this Agreement as a condition of Employee’s employment with the Company, whether or not Employee is expected to, or does, create Inventions (as defined in this Agreement) of value for the Company. Employee understands and agrees that the Company’s remedies for Employee’s breach of this Agreement include, without limitation, termination of Employee’s employment with the Company. The parties acknowledge and agree that a breach of this Agreement does not and shall not nullify this Agreement.

2.

Proprietary Information. Employee understands that Employee’s employment with the Company creates a relationship of confidence and trust with respect to any and all information of a confidential or secret nature that may be disclosed to Employee by the Company, or that may be learned by Employee during Employee’s employment with the Company, that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (all of the foregoing, collectively, “Proprietary Information”). Proprietary Information includes, without limitation, Inventions (as defined in Section 5 of this Agreement) and Confidential Information. As used herein, “Confidential Information” means, without limitation, the products, processes, know-how, designs, formulas, marketing techniques and future business plans, customer lists and information concerning the identity, needs and desires of actual and potential customers of the Company, its subsidiaries or its affiliates, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing or concession arrangements, servicing and training programs and arrangements, developmental or experimental work, improvements, inventions, formulas, ideas, designs, computer programs, data bases, other original works of authorship, financial information or other subject matter pertaining to any business of the Company or any of its subsidiaries, affiliates, clients, consultants or licensees and all documents embodying such confidential information, all of which derives significant economic value from not being generally known by others outside the Company.

3.

Ownership of Proprietary Information; Confidentiality. All Proprietary Information and all patents, copyrights, trade secret rights and other rights (including, without limitation, all extensions, renewals, continuations or divisions of any of the foregoing) in connection therewith are and shall be the sole and exclusive property of the Company. Employee hereby irrevocably assigns to the Company all rights that Employee may have or acquire in any and all Proprietary Information. If Employee discloses Employee’s own or any third party’s confidential information or intellectual property when acting within the scope of Employee’s employment or otherwise on behalf of the Company, the Company will have, and Employee hereby irrevocably grants to the Company, a perpetual, irrevocable, worldwide, royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights. At all times, both during and after termination of Employee’s employment with the Company, except for the sole benefit of the Company or with the express written consent of the Board of Directors of the Company, Employee shall not at any time, directly or indirectly, disclose to or permit to be known by any person, firm, corporation, limited liability company, partnership, association or other form of entity any Proprietary Information acquired by Employee during the course of or as an incident to Employee’s employment with the Company, or as a result of Employee’s association with the Company or any of its subsidiaries or affiliates, whether or not relating to the Company or any of its subsidiaries or affiliates, the directors of the Company or its subsidiaries or affiliates, any client of the Company or of any of its subsidiaries or affiliates, or any corporation, limited liability company, partnership, association or other form of entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, without limitation, the business affairs of each of the foregoing, except as required by law to be disclosed (in which case Employee first shall give the Company written notice of such requirement reasonably in advance of such anticipated required disclosure and shall assist the Company in obtaining a protective order or confidential treatment to the extent requested by the Company). Notwithstanding any of the foregoing, for the purposes of this Agreement, the term “Proprietary Information” shall not include any information that was in the public domain at the time of disclosure to Employee or that comes lawfully into the public domain without breach of this Agreement. Upon termination of Employee’s employment, Employee shall promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that Employee may keep personal copies of (i) Employee’s compensation records, (ii) materials distributed to stockholders generally and (iii) this Agreement.

4.

No Expectation of Privacy. Employee recognizes and agrees that Employee has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that any activity and all files or messages on or using any of those systems may be monitored at any time without notice.

5.

Disclosure of Inventions. Employee shall disclose promptly in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, ideas, processes, compositions of matter, computer software programs, algorithms, techniques, schematics, know-how, data, databases and trade secrets (collectively, without limitation, “Inventions”) that Employee makes or conceives or first reduces to practice or creates, either alone or jointly with others, during Employee’s employment with the Company, whether or not in the course of Employee’s employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets. To the extent that the Company does not have rights thereto under this Agreement, such disclosure shall be received by the Company in confidence and does not extend the assignments made in Section 6 or Section 7 hereof.

6.

Works Made for Hire; Assignment of Inventions. Employee acknowledges and agrees that all copyrightable works prepared by Employee within the scope of Employee’s employment with the Company are “works made for hire” under the federal Copyright Act and that the Company shall be considered the author and owner of all such copyrightable works. Employee agrees that all Inventions that Employee makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during Employee’s employment with the Company (a) shall be the sole and exclusive property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code (which is quoted in Section 8 of this Agreement) and (b) shall be “works made for hire” to the extent permitted by law. The Company shall be the sole owner of all patents, copyrights, trade secret rights and other intellectual property or other rights in connection therewith. Employee hereby irrevocably assigns to the Company all rights that Employee may have or acquire in all of such Inventions. Employee shall disclose anything to the Company Employee believes is excluded by Section 2870 of the California Labor Code so that the Company can make an independent assessment.

7.

Assignment of Other Rights. In addition to the foregoing assignment of Inventions to the Company, Employee hereby irrevocably transfers and assigns to the Company (a) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention and (b) all Moral Rights (as defined in this Agreement) that Employee may have in or with respect to any Invention. Employee also hereby forever waives and agrees never to assert any Moral Right that Employee may have in or with respect to any Invention, even after termination of Employee’s employment with the Company. To the extent that Employee retains any Moral Right under applicable law, Employee hereby ratifies and consents to any action that may be taken with respect to such Moral Right by or authorized by the Company, and Employee agrees to confirm all such ratifications, consents and agreements from time to time as requested by the Company. For the purposes of this Agreement, “Moral Rights” means all rights to claim authorship of an Invention, to object to or prevent the modification of any Invention or to withdraw from circulation or control the publication or distribution of any Invention and any similar right, existing under judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

8.

Labor Code Section 2870 Notice. Employee has been notified and understands that the provisions of Section 6 and Section 7 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code or any similar provision of any state or federal law.  Section 2870 of the California Labor Code states as follows:

(a)

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF EMPLOYEE’S RIGHTS IN AN INVENTION TO EMPLOYEE’S EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON EMPLOYEE’S OWN TIME WITHOUT USING THE EMPLOYER’S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1)  RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER’S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER; OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER.

(b)

TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER SUBDIVISION 0, THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

9.

Assistance. Employee agrees to perform, during and after termination of Employee’s employment with the Company, all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company’s sole expense, in obtaining and enforcing patents, copyrights, trade secret rights or other rights on, in and/or to such Inventions and/or all other Inventions that Employee has or may at any time assign to the Company in any country. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings. Employee agrees to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company’s Inventions in any country and all countries. Employee shall execute all documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. Employee’s obligations under this Section shall continue beyond the termination of Employee’s employment with the Company, provided that the Company shall compensate Employee at a reasonable rate after such termination for time or expenses actually spent by Employee at the Company’s request on such assistance. Employee appoints the Secretary of the Company as Employee’s attorney-in-fact to execute documents on Employee’s behalf for this purpose.

10.

Appointment of Agents and Attorneys-in-Fact. Employee hereby irrevocably designates and appoints the Company and the Company’s duly-authorized officers and agents as Employee’s agents and attorneys-in-fact to act for and in Employee’s behalf and instead of Employee to execute and file any application and all applications or related filings and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secret rights or other rights thereon with the same legal force and effect as if executed by Employee.

11.

Complete List of Inventions and/or Improvements to Which Ownership is Claimed. Employee attaches hereto as Exhibit A a complete list of all Inventions and/or improvements to which Employee claims ownership and that Employee desires to remove from the operation of this Agreement, and Employee covenants that such list is complete. If no such list is attached to this Agreement, Employee represents that Employee has no such Inventions and/or improvements at the time of signing this Agreement. If, in the course of Employee’s employment with the Company, Employee incorporates into a Company product, process or machine any Invention and/or improvement listed in Exhibit A attached hereto or any other invention, technical writing, paper, journal article, development or trade secret that was made by Employee before Employee’s employment with the Company, which is owned solely by Employee or in which Employee has an exclusive interest (collectively, a “Pre-Employment Invention”), Employee hereby grants to the Company, and the Company as of the date hereof shall have, a nonexclusive, royalty-free, irrevocable, perpetual worldwide license to make, have made, modify, use and sell such Pre-Employment Invention as part of or in connection with such product, process or machine. Notwithstanding the foregoing, Employee shall not incorporate any Pre-Employment Invention into any Company product, process or machine without the Company’s prior written consent. Employee acknowledges and agrees that the Company at all times shall be free to compete with or develop information, inventions and products within the areas and type of any and every Pre-Employment Invention.

12.

No Breach of Prior Agreement. Employee’s performance of all of the terms of this Agreement and/or any employment agreement by and between the Company and Employee shall not breach any invention assignment, proprietary information or similar agreement by and between Employee and any former employer or other person or entity. Employee represents and warrants that Employee shall not bring with Employee, and that Employee has not brought with Employee, to the Company or use in the performance of Employee’s duties for the Company any document or material of a former employer or any other person or entity that is not generally available to the public or that has not been legally transferred to the Company.

13.

No Other Breach. Employee’s performance of all of the terms of this Agreement shall not breach any agreement or obligation to keep in confidence proprietary information acquired by Employee from any other person or entity. Employee has not entered into, and shall not enter into, any written or oral agreement that is or could be in conflict with this Agreement.

14.

Binding Agreement. This Agreement shall be effective as of the first day of Employee’s employment with the Company and shall be binding on Employee and Employee’s heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its subsidiaries, its affiliates, its successors and its assigns.

15.

Not An Employment Contract. Employee agrees that this Agreement is not an employment contract for any particular term and that Employee has the right to resign and the Company has the right to terminate Employee’s employment at will, at any time, for any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of Employee’s employment, and, as an employee of the Company, Employee shall have obligations to the Company that are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent term between this Agreement and any employment agreement with Employee.

16.

Authority to Notify. Employee hereby authorizes the Company to notify Employee’s actual or future employers of the terms of this Agreement and Employee’s responsibilities under this Agreement.

17.

Name and Likeness Rights, Etc. Employee hereby authorizes the Company to use, reuse, and to grant others the right to use and reuse, without any further compensation to Employee, Employee’s name, photograph, likeness (including caricature), voice and biographical information and any reproduction or simulation thereof, in any and all media now known or hereafter developed (including, without limitation, film, video and digital or other electronic media), both during and after termination of Employee’s employment with the Company, in a customary and commercially reasonable manner for marketing, promotional and other purposes reasonably related to the Company’s business, in the good faith judgment of the Company as to each such use.

18.

No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar. No waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver.

19.

Severability. The provisions of this Agreement are contractual and not mere recitals. This Agreement shall be considered severable, such that, if any provision or part of this Agreement ever is held invalid under any law or ruling, then that provision or part of this Agreement shall remain in force and effect to the extent allowed by law, and all other provisions or parts shall remain in full force and effect.

20.

Injunctive Relief. Employee acknowledges and agrees that a breach or a threatened breach of this Agreement shall result in great or irreparable harm to the Company for which there is no adequate remedy at law. Therefore, in the event of a breach or threatened breach by Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from violating the terms hereof, or from disclosing to any person, firm, corporation, limited liability company, partnership, association or other form of entity, whether or not Employee then is employed thereby, or an officer, director or owner thereof, any Proprietary Information, as that term has been defined herein. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach or threatened breach, including recovery of damages from Employee. Both parties hereto recognize that the services to be rendered by Employee during the term of Employee’s employment are special, unique and of extraordinary character.

21.

Other Agreements. Except for any employment agreement between the Company and Employee, this Agreement supersedes any prior agreement, representation or promise of any kind, whether written, oral, express or implied, between the parties hereto with respect to the subject matters herein. This Agreement constitutes the full, complete and exclusive agreement between the parties with respect to the subject matters herein. This Agreement cannot be changed unless in a writing approved by the Board of Directors of the Company and signed by both a duly authorized officer of the Company and Employee.

22.

Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of California (other than their choice-of-law provisions). The signature of the parties on the lines provided below shall create a binding and enforceable legal obligation under law.

23.

Rights and Remedies. No right, power or remedy herein conferred upon or reserved to the Company is intended to be exclusive of any other right, power or remedy. Every right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law, or in equity, or otherwise and may be exercised from time to time and as often and in such order as may be deemed expedient by the Company. The exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

24.

Captions. The captions of the paragraphs in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of construction and/or interpretation.

25.

Survival of Representations, Warranties, Covenants and Agreements. All statements contained in this Agreement shall be deemed continuing representations, warranties, covenants and agreements made by the Company and Employee, to the extent so made herein, and, notwithstanding any provision of this Agreement to the contrary, shall survive the termination of this Agreement or Employee’s services to the Company. No investigation by or on behalf of any party to this Agreement shall constitute a waiver of any such representation, warranty, covenant or agreement.

26.

Voluntary Execution. Employee acknowledges that Employee has read carefully this Agreement and understands its terms and that Employee is entering into this Agreement voluntarily. Employee acknowledges that the Company’s legal counsel is not legal counsel to Employee and has not advised Employee in any way in connection with or regarding this Agreement. Employee further represents, warrants and acknowledges that Employee has been given the opportunity to be represented by independent legal counsel in connection with this Agreement and has consulted with such independent legal counsel or has waived Employee’s right to do so.

27.

Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

28.

Facsimile Transmission. The confirmed facsimile transmission by one party hereto of a signed copy of the signature page of this Agreement to the other party hereto or to such party’s agent shall constitute delivery of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Employee have executed this Proprietary Information and Invention Assignment Agreement to be effective as of the date first written above.

Employee’s Signature		Date

Employee’s Name (Please Print)

REGENECA, INC.

By:		Date
Name: Title:	Matthew Nicosia CEO

[SIGNATURE PAGE TO REGENECA, INC. PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT]